                                   EX-99-B.4.3
                      VARIABLE ANNUITY CONTRACT CERTIFICATE

ING Logo                    ING LIFE INSURANCE AND ANNUITY COMPANY

                            HOME OFFICE: 151 Farmington Avenue
                            Hartford, Connecticut 06156
                            (800) 677-4636

                            ING Life Insurance and Annuity Company, herein called the Company, agrees to pay the benefits stated in the Contract.

CERTIFICATE OF GROUP ANNUITY COVERAGE

To the Certificate Holder:

The Company certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Company records and is based upon information furnished by you.

This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers.

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

RIGHT TO CANCEL

YOU MAY CANCEL THIS CERTIFICATE WITHIN 10 DAYS OF RECEIVING IT BY RETURNING THIS CERTIFICATE ALONG WITH A WRITTEN NOTICE TO THE COMPANY AT THE ABOVE ADDRESS OR TO THE AGENT FROM WHOM IT WAS PURCHASED. WITHIN 7 DAYS AFTER IT RECEIVES THE NOTICE OF CANCELLATION AND THIS CERTIFICATE AT ITS HOME OFFICE, THE COMPANY WILL RETURN THE ENTIRE CONSIDERATION PAID PLUS ANY INCREASE OR MINUS ANY DECREASE IN THE CURRENT VALUE OF ANY FUNDS ALLOCATED TO THE SEPARATE ACCOUNT AS OF THE DATE THIS CERTIFICATE IS RECEIVED BY THE AGENT OR THE DATE THIS CERTIFICATE IS MAILED TO THE COMPANY.

/s/ Keith Gubbay                                     /s/ Paula Cludray Engelke

President                                            Secretary

--------------------------------------------------------------------------------------------------------
Contract Holder                                             Group Annuity Contract No
SPECIMEN                                                    SPECIMEN

--------------------------------------------------------------------------------------------------------
Your Name                                                   Certificate No.
SPECIMEN                                                    SPECIMEN

--------------------------------------------------------------------------------------------------------
Type of Plan
SPECIMEN

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


GC401-IB(X/M)

SPECIFICATIONS

------------------------------------------------------------------------------------------------------------------------------
GUARANTEED                       There are guaranteed interest rates for amounts held in the Fixed Plus Account (See 1.14) and
INTEREST RATE                    the GA Account (See 1.15).


------------------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM                  There will be deductions for mortality and expense risks and administrative fees.  (See 3.04
THE SEPARATE                     and 4.07)
ACCOUNT

------------------------------------------------------------------------------------------------------------------------------
DEDUCTION FROM                   Purchase Payment(s) are subject to a deduction for premium taxes, if any. (See 3.01)
PURCHASE
PAYMENT(S)

If Variable Annuity payments are not to decrease, the Company must earn a gross return on the assets of the Separate Account of:

              4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 3.5% is chosen; or

              6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

NOTHING IN THE GROUP ANNUITY CONTRACT INVALIDATES OR IMPAIRS ANY RIGHT GRANTED TO THE CERTIFICATE HOLDER.

                                TABLE OF CONTENTS

I.          GENERAL DEFINITIONS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            PAGE
            1.01  Adjusted Current Value                                                                                     5
            1.02  Annuitant                                                                                                  5
            1.03  Annuity                                                                                                    5
            1.04  Certificate                                                                                                5
            1.05  Contract                                                                                                   5
            1.06  Contract Holder                                                                                            5
            1.07  Current Value                                                                                              5
            1.08  Deposit Period                                                                                             5
            1.09  Fixed Plus Account                                                                                         5
            1.10  Fixed Annuity                                                                                              5
            1.11  Fund(s)                                                                                                    5
            1.12  General Account                                                                                            6
            1.13  Guaranteed Accumulation Account (GA Account)                                                               6
            1.14  Guaranteed Interest Rate - Fixed Plus Account                                                              6
            1.15  Guaranteed Rates - GA Account                                                                              6
            1.16  Guaranteed Term (Term)                                                                                     6
            1.17  Guaranteed Term Classifications                                                                            7
            1.18  Market Value Adjustment (MVA)                                                                              7
            1.19  Matured Term Value                                                                                         7
            1.20  Matured Term Value Transfer                                                                                7
            1.21  Maturity Date                                                                                              7
            1.22  Net Purchase Payment                                                                                       7
            1.23  Nonunitized Separate Account                                                                               7
            1.24  Participant (You)                                                                                          7
            1.25  Plan                                                                                                       7
            1.26  Plan Administrator                                                                                         8
            1.27  Purchase Payment(s)                                                                                        8
            1.28  Reinvestment                                                                                               8
            1.29  Separate Account                                                                                           8
            1.30  Surrender Value                                                                                            8
            1.31  Transfers                                                                                                  8
            1.32  Valuation Period (Period)                                                                                  8
            1.33  Variable Annuity                                                                                           8

II.         GENERAL PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------

            2.01  Change of Contract                                                                                         8
            2.02  Change of Fund(s)                                                                                          9
            2.03  Nonparticipating Contract                                                                                  9
            2.04  Payments                                                                                                   9
            2.05  State Laws                                                                                                 9
            2.06  Control of Contract                                                                                       10
            2.07  Designation of Beneficiary                                                                                10
            2.08  Misstatements and Adjustments                                                                             10
            2.09  Incontestability                                                                                          10
            2.10  Grace Period                                                                                              10

III.        PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            PAGE
            3.01  Net Purchase Payment(s)                                                                                   10
            3.02  Individual Accounts(s)                                                                                    11
            3.03  Fund Record Units -- Separate Account                                                                     11
            3.04  Net Return Factor(s) -- Separate Account                                                                  11
            3.05  Fund Record Unit Value -- Separate Account                                                                11
            3.06  Market Value Adjustment                                                                                   12
            3.07  Transfer of Current Value from the Funds or GA Account                                                    13
            3.08  Transfer of Current Value from the Fixed Plus Account                                                     13
            3.09  Notice to You                                                                                             13
            3.10  Timing and Manner of Distributions                                                                        13
            3.11  Sum Payable at Death (Before Annuity Payments Start)                                                      14
            3.12  Surrender Value                                                                                           14
            3.13  Payment of Surrender Value                                                                                14
            3.14  Alternative Payment of Surrender Value                                                                    15
            3.15  Reinstatement                                                                                             15

IV.         ANNUITY PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------

            4.01  Choices to be Made                                                                                        15
            4.02  Terms of Annuity Options                                                                                  16
            4.03  Annuity Payments to You                                                                                   16
            4.04  Death of Annuitant                                                                                        16
            4.05  Fund(s) Annuity Units -- Separate Account                                                                 17
            4.06  Fund(s) Annuity Unit Value -- Separate Account                                                            17
            4.07  Annuity Net Return Factor(s) -- Separate Account                                                          17
            4.08  Annuity Options                                                                                           18

I.     GENERAL DEFINITIONS

1.01   ADJUSTED CURRENT VALUE:

              The Current Value of an Individual Account plus or minus any aggregate GA Account MVA, if applicable. (See 1.18)

1.02   ANNUITANT:

              A person whose life is measured for purposes of the duration of Annuity payments under this Contract.

1.03   ANNUITY:

              Payment of an income:

              (a)    For the life of one or two persons;
              (b)    For a stated period; or
              (c)    For some combination of (a) and (b).

1.04   CERTIFICATE:

              The document evidencing your right to payment(s) under the Contract. The Certificate shall be issued to and be your property. The State University of New York (SUNY) shall not be a party to the Certificate.

1.05   CONTRACT:

              This agreement between the Company and the Contract Holder.

1.06   CONTRACT HOLDER:

              The trustee of a multiple employer trust approved by the Company to apply for and own the Contract as authorized by SUNY. The entity to which the Contract is issued.

1.07   CURRENT VALUE:

              The sum of all Net Purchase Payments to your Individual Accounts, plus any interest added to the portion allocated to the Fixed Plus Account; plus any interest added to the portion allocated to the GA Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less any amounts surrendered and any amounts applied to an Annuity as of the most recent Valuation Period.

1.08   DEPOSIT PERIOD:

              A calendar month, a calendar quarter, or any other period of time specified by the Company during which the Net Purchase Payment(s) and Transfers are accepted into the GA Account for one or more Guaranteed Terms.

1.09   FIXED PLUS ACCOUNT:

              An accumulation option with a guaranteed minimum interest rate. The Company may credit a higher rate which is not guaranteed. The portion that may be surrendered or transferred in a 12 month period is restricted.

1.10   FIXED ANNUITY:

              An Annuity with payments which do not vary in amount.

1.11   FUND(S):

              The open-end registered management investment companies (mutual funds) made available by the Company under this Contract. These Funds currently are:

                     ING Variable Fund - a growth and income fund;

                     ING Income Shares - a bond fund;

                     ING Variable Encore Fund - a money market fund;

                     ING Investment Advisers Fund, Inc. - a managed fund;

                     Franklin Government Securities Trust - a government bond fund;

                     Neuberger & Berman Advisers Management Trust (Growth Portfolio) - a growth fund;

                     Lexington Natural Resources Trust - a natural resources fund;

                     Calvert Socially Responsible Series - a socially responsible fund;

                     Scudder Variable Life Investment Fund (International Portfolio) - an international fund;

                     TCI Portfolios, Inc., (TCI Growth) - a growth fund.

                     The Alger American Fund, (Alger American Small Capitalization Portfolio) - a small cap fund.

              Additional information regarding these Funds is available in each Fund prospectus.

1.12   GENERAL ACCOUNT:

              The Account holding the assets of the Company, other than those assets held in the Company's Separate Account(s) and the Nonunitized Separate Account(s).

1.13   GUARANTEED ACCUMULATION ACCOUNT (GA ACCOUNT):

              An accumulation option where the Company guarantees a stipulated rate of interest for a specified period of time. All assets of the Company, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the GA Account.

1.14   GUARANTEED INTEREST RATE - FIXED PLUS ACCOUNT:

              On any Purchase Payment(s) made to the Fixed Plus Account, the Company will add interest daily at an annual rate no less than 3%. The Company may add interest daily at a higher rate as determined by its Board of Directors. Beginning on the tenth anniversary of the effective date of an Individual Account, on and after February 1, 1994, the Company will credit amounts held in the Fixed Plus Account with an interest rate that is .25% higher than the then-declared interest rate for the Fixed Plus Account for Individual Accounts before the tenth anniversary. This additional interest rate reflects a reduction in the interest rate holdback margin for profit and expenses.

1.15   GUARANTEED RATES - GA ACCOUNT:

              The Company will declare all interest rate(s) applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by the Company for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will ever be less than 3%.

              For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term. The rate(s) will be set and announced prior to the Deposit Period for that Term.

1.16   GUARANTEED TERM (TERM):

              The period of time for which interest rates are guaranteed on Net Purchase Payment(s) and on Transfers made into a Deposit Period of the GA Account. Terms are offered at the Company's discretion for various lengths of time ranging up to and including ten years.

1.17   GUARANTEED TERM CLASSIFICATIONS:

              The grouping of Terms according to their time to maturity. The following are the Classifications:

              (1) Short-Term: Terms of up to and including 3 years. All amounts under Short-Term Classifications are made to the General Account; or

              (2) Long-Term: Terms of greater than 3 years and up to and including 10 years. All amounts under Long-Term Classifications are made to a Nonunitized Separate Account.

              During a Deposit Period, the Company may make available one or more Terms within a Classification. You have the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by you. At least one Term in the Short-Term Classification will be available each Deposit Period.

1.18   MARKET VALUE ADJUSTMENT (MVA):

              An adjustment to the amount withdrawn or transferred from a GA Account Term prior to the end of that Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.19   MATURED TERM VALUE:

              The amount payable on a GA Account Term's Maturity Date.

1.20   MATURED TERM VALUE TRANSFER:

              During the calendar month following a GA Account Maturity Date, you may notify the Processing Office in writing to transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the GA Account without an MVA. This provision only applies to the first such written request received from you during this period for any Matured Term Value.

1.21   MATURITY DATE:

              The last day of a GA Account Term.

1.22   NET PURCHASE PAYMENT:

              The Purchase Payment less premium taxes, as applicable.

1.23   NONUNITIZED SEPARATE ACCOUNT:

              An Account set up by the Company under Title 38, Section 38a-433 of the Connecticut General Statutes that holds assets for GA Account Terms greater than three years. There are no discrete units for this Account. You do not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by the Company. These assets may be chargeable with liabilities arising out of any other business of the Company.

1.24   PARTICIPANT (YOU):

              A person who participates in the Plan named on the cover of this Certificate. All references to "you" or "your" refer to the Participant.

1.25   PLAN:

              The Plan intended to qualify under Section 401(a) of the Internal Revenue Code (Code) and named on the cover of this Certificate. The Plan is not a part of the Contract.

1.26   PLAN ADMINISTRATOR:

              The individual or entity designated under the terms of the Plan, who is responsible for the interpretation and administration of Plan provisions.

1.27   PURCHASE PAYMENT(S):

              Payment(s) received by the Company at the Processing Office for current contributions under the Plan as well as transferred amounts of 401(a) funds under the Plan from another investment provider under the SUNY optional retirement program.

1.28   REINVESTMENT:

              You will be mailed a notice at least 18 calendar days before a Term's Maturity Date. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and projected Matured Term Value. If no specific direction is given by you prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. If a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Term available in the same Classification. If, however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. A confirmation statement will be mailed to you the next business day after the Maturity Date. This notice will state the Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.29   SEPARATE ACCOUNT:

              Variable Annuity Account C is a Separate Account set up by the Company under the Connecticut Insurance Laws and subject to the laws of New York. It is an account that buys and holds shares of the Fund(s). Income, gain or losses, realized or unrealized are credited or charged to the Separate Account without regard to other income, gains or losses of the Company. The Company owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Company liabilities.

1.30   SURRENDER VALUE:

              The amount payable by the Company upon the surrender of any portion of an Individual Account.

1.31   TRANSFERS:

              The movement of invested amounts among the available Fund(s); the Fixed Plus Account and the GA Account under the Contract during the accumulation period.

1.32   VALUATION PERIOD (PERIOD):

              The period as of 4:15 p.m. Eastern time on each day the New York Stock Exchange is open for business to 4:15 p.m. Eastern time of the next such business day, or such other day that one or more of the Fund(s) determines its net asset value.

1.33   VARIABLE ANNUITY:

              An Annuity with payments that vary with the net investment results of a Separate Account.

II.    GENERAL PROVISIONS

2.01   CHANGE OF CONTRACT:

              Except as provided below, only an authorized officer of the Company may change the terms of the Contract by notifying the Contract Holder, in writing, at least 30 days before the effective date of the change. Any change will not affect the amount or terms of any Annuity which begins before the change.

              The Company may make a change that affects the GA Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder. Any such change shall become effective for any present or future Participant.

              Any change that affects the following provisions of this Contract will not apply to Individual Accounts in existence before the effective date of the change:

              (a)    Net Purchase Payments(s) (1.22)
              (b)    GA Account Guaranteed Rate (1.15)
              (c)    Fixed Plus Account Guaranteed Rate (1.14)
              (d)    Net Return Factors(s) -- Separate Account (3.04)
              (e)    Current Value (1.07)
              (f)    Surrender Value (1.30)
              (g)    Fund(s) Annuity Unit Value -- Separate Account (4.06)
              (h)    Annuity Options (4.08)
              (i)    Fixed Annuity Interest Rates (4.01)
              (j)    Maximum Transfer Fee (3.07)

              Any change that affects the Annuity options and the tables for the options can be made:

              (1) No earlier than 12 months after the effective date of the Contract; and
              (2) No earlier than 12 months after the effective date of any such prior change.

              New Participants covered under the Contract on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Participants will be covered under the Contract. The Company will continue to accept Purchase Payments for the Participants covered under the Contract before the change. The Contract may also be changed as required by federal or state law.

2.02   CHANGE OF FUND(S):

              The Company, or the Separate Account may:

              (a) Change the Fund(s) which may be invested in by the Separate Account; and
              (b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

              Changes must be:

              (a) Approved by a majority vote in the Separate Account with respect to the Fund(s) whose shares are to be replaced;
              (b) Deemed necessary by the Company under the Investment Company Act of 1940; or
              (c) Deemed necessary by the Company to accomplish the purpose of the Separate Account.

              The Company will notify the Contract Holder of any change.

2.03   NONPARTICIPATING CONTRACT:

              You or your beneficiaries will not have a right to share in the earnings of the Company.

2.04   PAYMENTS:

              The Company will make Annuity payments as and when due. The Company will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at the Processing Office. Such payments will be made within 7 calendar days of receipt at the Processing Office of a written claim for payment which is in good order, except as provided in 3.13.

2.05   STATE LAWS:

              The Contract and this Certificate comply with the laws of the State of New York. Any Surrender Value, death benefit or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06   CONTROL OF CONTRACT:

              The Contract is designed to fund a governmental plan which provides for retirement income that is not subject to Title I of the Employee Retirement Income Security Act of 1974 (ERISA), as amended by subsequent law including REA.

              You may select the investment option(s) for the Employer Account and/or the Employee Account. Choices made under the Contract must be in writing or in a form satisfactory to the Company. Until receipt of such choices in the Processing Office, the Company may rely on any previous choices made.

              (a) Nontransferable and Nonassignable: The Contract and any Individual Accounts are nontransferable and nonassignable, except pursuant to a "qualified domestic relations order" as set forth under the Internal Revenue Code of 1986, as it may be amended from time to time.

              (b) Distributions: You may apply for a distribution from your Employee and/or Employer Account. However, the Plan Administrator must certify in writing that the distribution is in accordance with the terms of the Plan.

              (c) Your Rights/Employee Account: You have a nonforfeitable right to the value of your Employee Account pursuant to the terms of the Plan as interpreted by the Plan Administrator.

              (d) Your Rights/Employer Account: You have a nonforfeitable right to the value of your Employer Account pursuant to the terms of, and to the extent of your vested percentage under the Plan, as interpreted by the Plan Administrator.

              It shall be impossible, at any time prior to the satisfaction of all liabilities with respect to you and your beneficiaries under the Contract, for any part of the Current Value of the Contract to be used for, or diverted to, purposes other than for the exclusive benefit of you or your beneficiaries.

2.07   DESIGNATION OF BENEFICIARY:

              You shall name the beneficiary of your Employer and Employee Account. Upon your death, the Company will pay any portion of the Individual Accounts Current Value to the beneficiary in any form of payment permitted under the Contract and as elected by the beneficiary.

2.08   MISSTATEMENTS AND ADJUSTMENTS:

              If the Company finds the age of any payee to be misstated, the correct facts will be used to adjust payments.

2.09   INCONTESTABILITY:

              The Company cannot cancel the Contract because of any error of fact on the application.

2.10   GRACE PERIOD:

              The Contract will remain in effect even if Purchase Payments are not continued.

III.   PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01   NET PURCHASE PAYMENT(S):

              This amount is the actual Purchase Payment less any premium tax. As a rule, the Company will deduct the premium tax when Annuity benefits are purchased (see Part IV). If the Company determines that a premium tax is due when Purchase Payments are received or at any other time, it will deduct the tax at that time.

              The Net Purchase Payment(s) may be credited among:

              (a)    The Fixed Plus Account; and
              (b)    The GA Account; and
              (c)    The Fund(s) in which the Separate Account invests.

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              The Company must be told the allocation percentage to be applied to the Fixed Plus Account, the current Deposit Period for each of the available Terms in the GA Account and/or each Fund.

              You may change the allocation of future Net Purchase Payment(s) at any time, without charge.

3.02   INDIVIDUAL ACCOUNT(S):

              The Contract is issued to the Contract Holder. However, the Company will maintain two Individual Accounts for you under the Contract. These are:

              (a) An Employer Account: This Individual Account will be credited with employer Net Purchase Payment(s) and transferred amounts of 401(a) funds, attributable to employer contributions, under the Plan from another investment provider under the SUNY optional retirement program; and

              (b) An Employee Account: This Individual Account will be credited with employee Net Purchase Payment(s), specifically amounts subject to Code Section 414(h) and transferred amounts of 401(a) funds, attributable to 414(h) contributions, under the Plan from another investment provider under the SUNY optional retirement program.

3.03   FUND RECORD UNITS -- SEPARATE ACCOUNT:

              The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of each Fund's Record Units. This number is equal to the Net Purchase Payment applied to the Fund divided by the Fund Record Unit Value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order.

3.04   NET RETURN FACTOR(S) -- SEPARATE ACCOUNT:

              The Net Return Factors are used to compute all Separate Account Values and payments for any Fund.

              The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

              The Net Return Rate is equal to:

              (a)    The sum of:

                     (i) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
                     (ii) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
                     (iii) Taxes (or reserves for taxes) on the Separate Account (if any);

              (b) Divided by the total value of the Fund Record Units and Fund Annuity Units of the Separate Account at the start of the Valuation Period;

              (c) Minus a daily actuarial charge at an annual rate of 1.25% for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed 0.25% on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity.

              A Net Return Rate may be more of less than 0%.

              The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05   FUND RECORD UNIT VALUE -- SEPARATE ACCOUNT:

              Each Fund's Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund's Record Unit Value for the previous Period. The dollar value of a Fund's Record Unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06   MARKET VALUE ADJUSTMENT:

              There will be an MVA for a withdrawal from the GA Account before the end of a Term when the withdrawal is due to:

              (1)    A Transfer;
              (2)    A full or partial surrender; or
              (3)    A payment of a premium for Annuity Option 2.

              The MVA reflects the changes in market interest rates since the beginning of the Deposit Period. The market value adjustment amount (the dollar amount of the MVA) can be positive or negative. The total of all market value adjustment amounts from every Guaranteed Term affected by the withdrawal is called the aggregate market value adjustment amount (aggregate MVA amount). This aggregate MVA amount may be a positive or negative figure, and therefore, may increase or decrease the actual amount withdrawn from the GA Account to satisfy a withdrawal.

              The amount of the withdrawal will be adjusted to a market value amount as described below.

              The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:

                      (1 + i) TO THE POWER OF x/365
                      --------
                      (1 + j) TO THE POWER OF x/365

               Where:       i     is the Deposit Period Yield
                            j     is the Current Yield
                            x     is the number of days remaining, (computed
                                  from Wednesday of the week of withdrawal) in the Guaranteed Term.

              Each business day, the Wall Street Journal publishes the prices of all outstanding U.S. Treasury issues. In this display, Treasury Notes are identified by the interest rate at which they were issued and the month and year in which they mature. The final figure shown for a given Treasury issue is its yield to maturity as of the preceding business day. These yields determine the Current Yield and the Deposit Period Yield in the market value adjustment calculation.

              The Deposit Period Yield will be determined as follows:

              (i) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term. (The average is calculated by summing the yields of the U.S. Treasury Notes included and dividing that sum by the number of U.S. Treasury Notes so included.)

              (ii) The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal. (The average is calculated by summing the week by week yields included and dividing that sum by the number of week by week yields so included.)

              The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield. (The average is calculated by summing the yields of the U.S. Treasury Notes included and dividing that sum by the number of U.S. Treasury Notes so included.)

              In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, the Company reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

              Full and partial surrenders as well as Transfers made in connection with the Sum Payable at Death provision (see 3.11), or in connection with Disability as defined below, within six months of your date of death or your termination of employment due to disability, will be the greater of:

              (a) The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for surrender or Transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

              (b)    The applicable portion of the Current Value in the GA
                     Account.

              After the six month period, the surrender or Transfer will be the aggregate MVA amount (i.e., including all MVAs).

              "Disability," for purposes of this Section means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be long-continued and indefinite duration and can be expected to be for life.

              The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity Options 3 or 4.

3.07   TRANSFER OF CURRENT VALUE FROM THE FUNDS OR GA ACCOUNT:

              Before an Annuity option is elected, all or any portion of the Adjusted Current Value may be transferred from any Fund or the GA Account to:

              (a)    Any other Fund;
              (b)    The Fixed Plus Account; or
              (c)    Any GA Account Term available in the current Deposit
                     Period.

              Amounts in a specific GA Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's Maturity. Amounts applied to Classifications of the GA Account may not be transferred to the Fund(s) or the Fixed Plus Account during the Deposit Period or for 90 days after the close of the Deposit Period.

              For each Individual Account, twelve Transfers of the Adjusted Current Value (excluding Transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. Should the Company allow additional Transfers, each may be subject to a fee of up to $10.

3.08   TRANSFER OF CURRENT VALUE FROM THE FIXED PLUS ACCOUNT:

              During each rolling 12-month period, before an Annuity option is elected, up to 20% of the Current Value in the Fixed Plus Account may be transferred to one or more of the Fund(s) or to the GA Account's then-current Deposit Period. The 20% limit is reduced by any partial surrender(s) or amount(s) used to purchase an Annuity during the 12 month period.

              The Current Value of the Fixed Plus Account, as used above, is the value when the request is received at the Processing Office.

3.09   NOTICE TO YOU:

              The Company will notify you each year of:

              (a)    The value of any amounts held in:
                     (1)    The Fixed Plus Account;
                     (2)    The GA Account;
                     (3)    The Fund(s) for the Separate Account;
              (b)    The number of any Fund(s) Record Units;
              (c)    The Fund(s) Record Unit Value(s); and
              (d)    The Surrender Values of these amounts.

              Such number or values will be as of a date no more than 60 days before the date of the notice.

3.10   TIMING AND MANNER OF DISTRIBUTION:

              Distribution of benefits to you may be made in the form of an annuity, as described in 4.01. In certain limited circumstances, as permitted under the terms of the Plan, distribution may be made in a lump sum, as described in 3.12 and 3.13. You may elect the form of distribution subject to Plan Administrator certification in writing that you are eligible, both as to the timing and the form of distribution.

              The distribution of benefits must be made in a lump sum or must begin by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later.

              During the calendar year in which you attain age 70 1/2, the Company will notify you regarding the distribution of benefits. If you do not request commencement of benefits as described above, the Company will not be responsible for compliance with the Code
              Section 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

3.11   SUM PAYABLE AT DEATH (BEFORE ANNUITY PAYMENTS START):

              The Company will pay any portion of the Individual Accounts Current Value to the beneficiary when:

              (a)    You die before Annuity payments start; and
              (b) The notice of death is received in good order by the Company.

              The sum payable will be the Current Value on the date when the notice is received in good order at the Processing Office. The amount paid from the Fixed Plus Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Plus Account plus interest (less any prior Transfers, surrenders, or amounts used to purchase Annuity options). The beneficiary may choose to apply any sum under an Annuity option (4.08), subject to any other terms and conditions of this Contract, or to receive a lump sum.

              If the beneficiary of the death proceeds is your surviving spouse, the first Annuity payment or the lump sum payment is not required to begin earlier than when you would have attained age 70 1/2 or such later date as may be allowed under federal law or regulations. If the beneficiary is not your surviving spouse, all of the Current Value must either be applied to an Annuity option within one year of your death or be paid to the payee within 5 years of your death (see Part IV). If no beneficiary exists, the payment will be made to your estate.

              3.12   SURRENDER VALUE:

              Except as otherwise provided in 3.13, you may request a partial or full surrender from your Individual Accounts as a Transfer to another investment provider under the SUNY optional retirement program. In certain limited circumstances, as permitted under the terms of the Plan, you may elect a lump sum distribution subject to Plan Administrator certification in writing that you are eligible both as to the timing and the form of distribution. Written direction from you on a form acceptable to the Company must be received in the Processing Office.

              Full and partial surrenders are satisfied by withdrawing amounts from each of the investment options in which the Individual Account is invested (the Fund(s), the Fixed Plus Account, the GA Account Short-Term Classification and the GA Account Long-Term Classification) on a pro rata basis. Terms within the GA Account Short-Term and Long-Term Classifications are considered as two separate investment options. Amounts will be removed within a GA Account Classification starting with the Term still in effect with the oldest Deposit Period. However, you may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

              Any amount that is withdrawn from the Fixed Plus Account will be subject to the limitations in 3.13.

3.13   PAYMENT OF SURRENDER VALUE:

              When the Company receives a full surrender request, no additional partial surrenders or Transfers from the Fixed Plus Account are permitted during the payout period. The Current Value of the Fixed Plus Account will be paid in five annual payments of:

              (a) One-fifth of the Current Value on the day the request is received in good order at the Processing Office, reduced by any amount from the Fixed Plus Account transferred, surrendered or used to purchase Annuity benefits during the prior 12 months;

              (b)    One-fourth of the remaining Current Value 12 months later;

              (c)    One-third of the remaining Current Value 12 months later;

              (d)    One-half of the remaining Current Value 12 months later;
                     and

              (e)    The balance of the Current Value 12 months later.

              The Current Value will be paid in a lump sum when a surrender is:

              (a)    Due to a Participant's death before Annuity payments begin;

              (b)    Used to purchase Annuity benefits;

              (c) When the amount in the Fixed Plus Account is $3,500 or less, the surrendered amount is to be transferred to another investment provider under the SUNY optional retirement program and no amount has been surrendered, transferred or used to purchase Annuity benefits during the prior 12 months.

              (d) When the Individual Accounts Adjusted Current Value is $4,000 or less and the surrendered amount is paid to the Participant in a lump sum.

              Any full surrender from the Fixed Plus Account may be canceled at any time before the end of the payment period.

              During each rolling 12 month period, up to 20% of the Current Value in the Fixed Plus Account may be withdrawn as a partial surrender. This 20% limit is reduced by any amount(s) transferred or used to purchase an Annuity during the 12 month period.

3.14   ALTERNATIVE PAYMENT OF SURRENDER VALUE:

              As an alternative to 3.13, the Contract Holder may elect the following: If the entire Contract is to be surrendered by the Contract Holder, the Contract Holder must notify the Company of such intent no less than 60 days prior to the proposed surrender date. Within 30 days of receipt of such notice, the Company will supply the Contract Holder with the specific period and interest rate that would apply to a complete surrender of the Contract under (b) below. The Contract Holder must then irrevocably elect, in writing, to receive the total of all Individual Accounts' Current Values invested in the Fixed Plus Account:

              (a)    In the manner described in 3.13 above; or

              (b) In level, annual payments for a period not to exceed ten years.

              If this alternative (b) is elected, the interest credited to the Fixed Plus Account may be reduced by up to 1.5% from the net effective rate of interest being credited upon the date of surrender. This interest rate will remain constant throughout the payment period.

3.15   REINSTATEMENT:

              All or a portion of the proceeds of a full surrender of the Contract may be reinvested within 30 days after the surrender if allowed by law. Any Market Value Adjustment deducted from GA Account surrenders will not be included in the reinstatement. Amounts will be reinstated among the Fixed Plus Account, GA Account, and the Fund(s) in the same proportion as they were at the time of surrender. Any amount reinstated to the GA Account will be credited to the available Terms of the current Deposit Period. In the event that a Term of the same duration is unavailable, amounts will be reinvested in the next shortest Term available in the current Deposit Period. If no shorter Term is available, the next longer Term will be used. The number of Fund(s) Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at the Processing Office of the reinstatement request and the amount to be reinvested.

              Reinstatement is permitted only once.

IV.    ANNUITY PROVISIONS

4.01   CHOICES TO BE MADE:

              You may elect an Annuity option by telling the Company to pay all or any portion of your Individual Accounts Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, or 4 (see 4.08). A completed and signed election form must be submitted to the Processing Office. The form must include Plan Administrator certification that you are eligible for a distribution under the terms of the Plan and that the Annuity option chosen is permitted under the terms of the Plan. Any election of an Annuity option must comply with the incidental death benefit rules under Code Section 401(a)(9) regulations. This restriction does not apply if Option 4 is chosen and the second Annuitant is your spouse.

              Generally, the first Annuity payment must be made by the April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later.

              When an Annuity option is chosen, the Company must also be told if payments are to be made other than monthly and to pay:

              (a)    A Fixed Annuity using the General Account;
              (b) A Variable Annuity using any of the Fund(s) made available by the Company for Annuity purposes; or
              (c)    A combination of (a) and (b).

              The assumed interest rate for a Fixed Annuity and the interest rate under Annuity option 1 will be no less than 3%. The Company may add interest daily under Annuity option 1 at a higher rate as determined by its Board of Directors.

              If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, the Company will use an Assumed Annual Net Return Rate of 3.5%.

              With the exception of Option 2 on a variable basis, once elected, an Annuity option may not be revoked.

4.02   TERMS OF ANNUITY OPTIONS:

              (a) No choice of any Annuity option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

              (b) If a Fixed Annuity under Option 2, 3, or 4 is chosen and a larger payment would result from applying the Surrender Value to a current Company single premium immediate Annuity, the Company will make the larger payment.

              (c) Age, where used in the following tables, means age on the birthday closest to the date of the first payment.

                     The Annuity rates for Options 3 and 4 are based on mortality from 1983 Table a.

              (d) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level.

4.03   ANNUITY PAYMENTS TO PARTICIPANT:

              In no event may any payments to the Participant under any Annuity option extend beyond:

              (a)    The life of the Participant;

              (b)    The lives of the Participant and the beneficiary;

              (c) A period certain greater than the Participant's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to commence; or

              (d) A period certain greater than the life expectancies of the Participant and the beneficiary according to regulations under Code Section 401(a)(9), determined as of the date payments are to begin.

4.04   DEATH OF ANNUITANT:

              When an Annuitant dies under Options 2, and 3, the present value of any remaining guaranteed payments will be paid in one sum to the beneficiary or, upon election by the beneficiary, any remaining payments will continue to the beneficiary. If no beneficiary exists, the present value of any remaining guaranteed payments will be paid in one lump sum to the Participant's estate.

              However, if a beneficiary dies while under Option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the beneficiary's estate. The interest rate used to determine the first payment will be used to calculate the present value.

              In no event may any payments to the beneficiary under an Annuity option extend beyond:

              (a) The life of the beneficiary determined as of the date payments are to commence; or

              (b) Any certain period greater than the beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9) as of the date payments are to begin.

4.05   FUND(S) ANNUITY UNITS -- SEPARATE ACCOUNT:

              The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

              (a) The portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by
              (b)    1,000; multiplied by
              (c)    The payment rate for the option chosen.

              Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 4.06) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity Units. The number of each Fund Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity Unit Value multiplied by the appropriate number of Units. The Fund Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

4.06   FUND(S) ANNUITY UNIT VALUE -- SEPARATE ACCOUNT:

              For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:

              (a)    The Value for the previous Period; multiplied by
              (b) The Net Return Factor(s) (see 4.07) for the Period; multiplied by
              (c)    A factor to reflect the Assumed Annual Net Return Rate.

              The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

              The dollar value of a Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

              If Variable Annuity payments are not to decrease, the Company must earn a gross return on the assets of the Separate Account of:

                     4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 3.5% is chosen; or

                     6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

              Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07   ANNUITY NET RETURN FACTOR(S) -- SEPARATE ACCOUNT:

              The Annuity Return Factor(s) are used to compute all Separate Account Annuity payments for any Fund.

              The Annuity Net Return Factor(s) for each Fund is equal to
              1.0000000 plus the Net Return Rate. The Net Return Rate is equal to:

              (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

              (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

              (c) Taxes (or reserves for taxes) on the Separate Account (if any);

              (d) The total value of the Fund(s) Record Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus

              (e) A daily actuarial charge at an annual rate of 1.25% for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed 0.25% on an annual basis.

              A Net Return Rate may be more or less than 0%.

              The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

4.08   ANNUITY OPTIONS:

              Option 1 -- Payments of Interest on Sum Left with the Company -- This option may be used only by the beneficiary when you die before the Company has started paying an Annuity. A portion or all of the sum paid upon death may be held under this option and will be held in the General Account of the Company at interest (see 4.01). The beneficiary may later tell the Company to:

              (a)    Pay a portion or all of the sum held by the Company; or
              (b) Apply a portion or all of the sum held by the Company to any Annuity option below.

              If the beneficiary is your surviving spouse, the payment may be deferred to a date not later than when you would have attained age 70 1/2.

              If the beneficiary is not your surviving spouse, the entire sum must either be applied to an Annuity option within one year of your death, or be paid within 5 years after your death.

              Option 2 -- Payments for a Stated Period of Time -- An Annuity will be paid for the number of years chosen. The number of years that may be chosen will be determined in part by the accumulation options in which the Individual Account Current Value was held prior to the election of the Annuity option as follows:

              For amounts invested in the GA Account or one or more of the Fund(s), the number of years chosen must be at least 3 and not more than 30 and the Annuity may be a Fixed or Variable Annuity.

              For amounts invested in the Fixed Plus Account, the number of years chosen must be at least 6 and not more than 30 and the Annuity must be a Fixed Annuity.

              If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time.

              Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, the Company will guarantee payments for 60, 120, 180, or 240 months.

              Option 4 -- Life Income for Two Payees -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

              (a)    100% of the payment to continue after the first death;
              (b)    66 2/3% of the payment to continue after the first death;
              (c)    50% of the payment to continue after the first death;
              (d) Payments for a minimum of 120 months, with 100% of the payment to continue after the first death; or
              (e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

              Other Options -- The Company may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                                 GUARANTEED            MONTHLY            QUARTERLY          SEMI-ANNUAL            ANNUAL
               YEARS                RATE               PAYMENT             PAYMENT             PAYMENT              PAYMENT
        -------------------  ------------------  ------------------  -----------------   -----------------   -------------------
                 3                 3.00%               $ 28.99             $ 86.76             $ 172.88            $ 343.23
                 4                 3.00%                 22.06               66.02               131.56              261.19
                 5                 3.00%                 17.91               53.59               106.78              211.99
                 6                 3.00%                 15.14               45.30                90.27              179.22
                 7                 3.00%                 13.16               39.39                78.49              155.83
                 8                 3.00%                 11.68               34.96                69.66              138.31
                 9                 3.00%                 10.53               31.52                62.81              124.69
                10                 3.00%                  9.61               28.77                57.33              113.82
                11                 3.00%                  8.86               26.52                52.85              104.93
                12                 3.00%                  8.24               24.65                49.13               97.54
                13                 3.00%                  7.71               23.08                45.98               91.29
                14                 3.00%                  7.26               21.73                43.29               85.95
                15                 3.00%                  6.87               20.56                40.96               81.33
                16                 3.00%                  6.53               19.54                38.93               77.29
                17                 3.00%                  6.23               18.64                37.14               73.74
                18                 3.00%                  5.96               17.84                35.56               70.59
                19                 3.00%                  5.73               17.13                34.14               67.78
                20                 3.00%                  5.51               16.50                32.87               65.26
                21                 3.00%                  5.32               15.92                31.72               62.98
                22                 3.00%                  5.15               15.40                30.68               60.92
                23                 3.00%                  4.99               14.92                29.74               59.04
                24                 3.00%                  4.84               14.49                28.88               57.33
                25                 3.00%                  4.71               14.09                28.08               55.76
                26                 3.00%                  4.59               13.73                27.36               54.31
                27                 3.00%                  4.47               13.39                26.68               52.97
                28                 3.00%                  4.37               13.08                26.06               51.74
                29                 3.00%                  4.27               12.79                25.49               50.60
                30                 3.00%                  4.18               12.52                24.95               49.53

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS

          ADJUSTED
           AGE OF             NONE                  60                   120                   180                   240
         ANNUITANT
        ------------  -------------------   ------------------   -------------------   -------------------   --------------------
             50              $ 4.05                $ 4.05                $ 4.03                $ 3.99                $ 3.93
             51                4.12                  4.11                  4.09                  4.05                  3.99
             52                4.19                  4.19                  4.16                  4.11                  4.04
             53                4.27                  4.26                  4.23                  4.18                  4.10
             54                4.35                  4.34                  4.31                  4.25                  4.16

             55                4.44                  4.42                  4.39                  4.32                  4.22
             56                4.53                  4.51                  4.47                  4.40                  4.29
             57                4.62                  4.61                  4.56                  4.48                  4.35
             58                4.72                  4.71                  4.65                  4.56                  4.42
             59                4.83                  4.81                  4.75                  4.64                  4.49

             60                4.95                  4.93                  4.86                  4.73                  4.55
             61                5.07                  5.05                  4.97                  4.83                  4.62
             62                5.20                  5.17                  5.08                  4.92                  4.69
             63                5.34                  5.31                  5.20                  5.02                  4.76
             64                5.49                  5.45                  5.33                  5.12                  4.83

             65                5.65                  5.61                  5.47                  5.22                  4.89
             66                5.82                  5.77                  5.61                  5.33                  4.96
             67                6.01                  5.94                  5.75                  5.44                  5.02
             68                6.20                  6.13                  5.91                  5.54                  5.08
             69                6.41                  6.33                  6.07                  5.65                  5.14

             70                6.64                  6.54                  6.23                  5.76                  5.19
             71                6.88                  6.76                  6.41                  5.86                  5.24
             72                7.14                  7.00                  6.59                  5.97                  5.28
             73                7.43                  7.26                  6.77                  6.06                  5.32
             74                7.73                  7.53                  6.96                  6.16                  5.35

             75                8.06                  7.82                  7.14                  6.25                  5.38

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                  ADJUSTED AGES
        ---------------------------------
                              SECOND
           ANNUITANT         ANNUITANT        OPTION 4a         OPTION 4b        OPTION 4c        OPTION 4d         OPTION 4e
        ----------------  ---------------  ---------------   --------------   --------------   ---------------   ---------------
               55               50              $ 3.69            $ 4.05           $ 4.27           $ 3.69            $ 4.03
               55               55                3.88              4.25             4.47             3.87              4.14
               55               60                3.99              4.44             4.71             3.98              4.42

               60               55                3.99              4.44             4.71             3.98              4.42
               60               60                4.24              4.71             4.99             4.23              4.57
               60               65                4.38              4.97             5.32             4.38              4.93

               65               60                4.38              4.97             5.32             4.38              4.93
               65               65                4.72              5.33             5.70             4.71              5.14
               65               70                4.93              5.68             6.15             4.91              5.66

               70               65                4.93              5.68             6.15             4.91              5.66
               70               70                5.40              6.21             6.70             5.36              5.96
               70               75                5.69              6.68             7.32             5.62              6.67

               75               70                5.69              6.68             7.32             5.62              6.67
               75               75                6.37              7.45             8.15             6.23              7.12
               75               80                6.78              8.11             8.99             6.54              8.13

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                 GUARANTEED            MONTHLY            QUARTERLY          SEMI-ANNUAL            ANNUAL
               YEARS                RATE               PAYMENT             PAYMENT             PAYMENT              PAYMENT
        -------------------  ------------------  ------------------   -----------------  ------------------   ------------------

                 3                 3.50%               $ 29.19              $ 87.33            $ 173.91            $ 344.86
                 4                 3.50%                 22.27                66.61              132.65              263.04
                 5                 3.50%                 18.12                54.19              107.92              213.99
                 6                 3.50%                 15.35                45.92               91.44              181.32
                 7                 3.50%                 13.38                40.01               79.69              158.01
                 8                 3.50%                 11.90                35.59               70.88              140.56
                 9                 3.50%                 10.75                32.16               64.05              127.00
                10                 3.50%                  9.83                29.42               58.59              116.18
                11                 3.50%                  9.09                27.18               54.13              107.34
                12                 3.50%                  8.46                25.32               50.42               99.98
                13                 3.50%                  7.94                23.75               47.29               93.78
                14                 3.50%                  7.49                22.40               44.62               88.47
                15                 3.50%                  7.10                21.24               42.31               83.89
                16                 3.50%                  6.76                20.23               40.29               79.89
                17                 3.50%                  6.47                19.34               38.51               76.37
                18                 3.50%                  6.20                18.55               36.94               73.25
                19                 3.50%                  5.97                17.85               35.54               70.47
                20                 3.50%                  5.75                17.22               34.28               67.98
                21                 3.50%                  5.56                16.65               33.15               65.74
                22                 3.50%                  5.39                16.13               32.13               63.70
                23                 3.50%                  5.24                15.66               31.19               61.85
                24                 3.50%                  5.09                15.24               30.34               60.17
                25                 3.50%                  4.96                14.85               29.56               58.62
                26                 3.50%                  4.84                14.49               28.85               57.20
                27                 3.50%                  4.73                14.15               28.19               55.90
                28                 3.50%                  4.63                13.85               27.58               54.69
                29                 3.50%                  4.53                13.57               27.02               53.57
                30                 3.50%                  4.45                13.30               26.49               52.53

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS

          ADJUSTED
           AGE OF             NONE                  60                   120                   180                   240
         ANNUITANT
        ------------  -------------------  ------------------   -------------------   -------------------   --------------------
             50              $ 4.34                $ 4.34                $ 4.31                $ 4.27                $ 4.22
             51                4.41                  4.40                  4.38                  4.33                  4.27
             52                4.48                  4.47                  4.45                  4.40                  4.32
             53                4.56                  4.55                  4.52                  4.46                  4.38
             54                4.64                  4.63                  4.59                  4.53                  4.44

             55                4.72                  4.71                  4.67                  4.60                  4.50
             56                4.81                  4.80                  4.75                  4.67                  4.56
             57                4.91                  4.89                  4.84                  4.75                  4.62
             58                5.01                  4.99                  4.93                  4.83                  4.69
             59                5.12                  5.10                  5.03                  4.92                  4.75

             60                5.23                  5.21                  5.13                  5.00                  4.82
             61                5.36                  5.33                  5.24                  5.09                  4.88
             62                5.49                  5.45                  5.35                  5.19                  4.95
             63                5.63                  5.59                  5.47                  5.28                  5.02
             64                5.78                  5.73                  5.60                  5.38                  5.08

             65                5.94                  5.89                  5.73                  5.48                  5.15
             66                6.11                  6.05                  5.87                  5.58                  5.21
             67                6.29                  6.22                  6.02                  5.69                  5.27
             68                6.49                  6.41                  6.17                  5.79                  5.33
             69                6.70                  6.60                  6.33                  5.90                  5.38

             70                6.92                  6.81                  6.49                  6.00                  5.43
             71                7.17                  7.04                  6.66                  6.10                  5.48
             72                7.43                  7.27                  6.84                  6.20                  5.52
             73                7.71                  7.53                  7.02                  6.30                  5.55
             74                8.02                  7.80                  7.20                  6.39                  5.59

             75                8.35                  8.08                  7.38                  6.48                  5.62

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                  ADJUSTED AGES
        ---------------------------------
                              SECOND
           ANNUITANT         ANNUITANT        OPTION 4a         OPTION 4b         OPTION 4c        OPTION 4d         OPTION 4e
        ----------------  ---------------  ---------------   --------------    --------------   ---------------   ---------------
               55               50             $ 3.97            $ 4.35            $ 4.56           $ 3.97           $ 4.31
               55               55               4.16              4.54              4.76             4.15             4.42
               55               60               4.27              4.73              5.00             4.26             4.48

               60               55               4.27              4.73              5.00             4.26             4.70
               60               60               4.51              4.99              5.27             4.50             4.84
               60               65               4.66              5.25              5.61             4.65             4.93

               65               60               4.66              5.25              5.61             4.65             5.22
               65               65               4.99              5.61              5.99             4.98             5.42
               65               70               5.19              5.97              6.44             5.17             5.54

               70               65               5.19              5.97              6.44             5.17             5.93
               70               70               5.67              6.49              6.99             5.62             6.23
               70               75               5.95              6.96              7.61             5.87             6.40

               75               70               5.95              6.96              7.61             5.87             6.95
               75               75               6.64              7.73              8.43             6.48             7.40
               75               80               7.04              8.39              9.29             6.79             7.64

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                                 GUARANTEED            MONTHLY            QUARTERLY          SEMI-ANNUAL            ANNUAL
               YEARS                RATE               PAYMENT             PAYMENT             PAYMENT              PAYMENT
        -------------------  ------------------  ------------------   -----------------   -----------------   -------------------
                 3                 5.00%               $ 29.80             $ 89.04             $ 176.99             $ 349.72
                 4                 5.00%                 22.89               68.38               135.93               268.58
                 5                 5.00%                 18.74               56.00               111.33               219.98
                 6                 5.00%                 15.99               47.77                94.96               187.64
                 7                 5.00%                 14.02               41.90                83.30               164.59
                 8                 5.00%                 12.56               37.52                74.58               147.35
                 9                 5.00%                 11.42               34.11                67.81               133.99
                10                 5.00%                 10.51               31.40                62.42               123.34
                11                 5.00%                  9.77               29.19                58.03               114.66
                12                 5.00%                  9.16               27.36                54.38               107.45
                13                 5.00%                  8.64               25.81                51.31               101.39
                14                 5.00%                  8.20               24.50                48.69                96.21
                15                 5.00%                  7.82               23.36                46.44                91.75
                16                 5.00%                  7.49               22.37                44.47                87.88
                17                 5.00%                  7.20               21.51                42.75                84.48
                18                 5.00%                  6.94               20.74                41.23                81.47
                19                 5.00%                  6.71               20.06                39.88                78.80
                20                 5.00%                  6.51               19.46                38.68                76.42
                21                 5.00%                  6.33               18.91                37.59                74.28
                22                 5.00%                  6.17               18.42                36.62                72.35
                23                 5.00%                  6.02               17.98                35.73                70.61
                24                 5.00%                  5.88               17.57                34.93                69.02
                25                 5.00%                  5.76               17.20                34.20                67.57
                26                 5.00%                  5.65               16.87                33.53                66.25
                27                 5.00%                  5.54               16.56                32.92                65.04
                28                 5.00%                  5.45               16.28                32.35                63.93
                29                 5.00%                  5.36               16.01                31.83                62.90
                30                 5.00%                  5.28               15.77                31.35                61.95

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS

          ADJUSTED
           AGE OF             NONE                  60                   120                   180                   240
         ANNUITANT
        -------------  -------------------  ------------------   ------------------    -----------------    -------------------
             50              $ 5.26                $ 5.25                $ 5.22                $ 5.17                $ 5.11
             51                5.33                  5.32                  5.28                  5.23                  5.15
             52                5.40                  5.38                  5.34                  5.29                  5.20
             53                5.47                  5.45                  5.41                  5.35                  5.26
             54                5.54                  5.53                  5.48                  5.41                  5.31

             55                5.63                  5.61                  5.56                  5.47                  5.36
             56                5.71                  5.69                  5.63                  5.54                  5.42
             57                5.80                  5.78                  5.72                  5.61                  5.47
             58                5.90                  5.88                  5.81                  5.69                  5.53
             59                6.01                  5.98                  5.90                  5.77                  5.59

             60                6.12                  6.09                  6.00                  5.85                  5.65
             61                6.24                  6.21                  6.10                  5.93                  5.71
             62                6.37                  6.33                  6.21                  6.02                  5.77
             63                6.51                  6.46                  6.33                  6.11                  5.83
             64                6.66                  6.60                  6.45                  6.20                  5.89

             65                6.82                  6.75                  6.57                  6.30                  5.95
             66                6.99                  6.91                  6.71                  6.39                  6.01
             67                7.17                  7.08                  6.85                  6.49                  6.06
             68                7.36                  7.27                  6.99                  6.59                  6.12
             69                7.57                  7.46                  7.15                  6.69                  6.17

             70                7.80                  7.67                  7.30                  6.78                  6.21
             71                8.05                  7.89                  7.47                  6.88                  6.25
             72                8.31                  8.13                  7.64                  6.97                  6.29
             73                8.59                  8.38                  7.81                  7.06                  6.33
             74                8.90                  8.64                  7.99                  7.15                  6.36

             75                9.23                  8.93                  8.16                  7.23                  6.38

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                  ADJUSTED AGES
        ---------------------------------
                              SECOND
           ANNUITANT         ANNUITANT        OPTION 4a         OPTION 4b        OPTION 4c        OPTION 4d         OPTION 4e
        ----------------  ---------------  ---------------   --------------   --------------   ---------------   ---------------
               55               50             $ 4.88            $ 5.26            $ 5.48           $ 4.88           $ 5.23
               55               55               5.04              5.44              5.66             5.04             5.32
               55               60               5.15              5.63              5.91             5.14             5.38

               60               55               5.15              5.63              5.91             5.14             5.59
               60               60               5.37              5.87              6.16             5.37             5.72
               60               65               5.52              6.14              6.51             5.51             5.80

               65               60               5.52              6.14              6.51             5.51             6.10
               65               65               5.83              6.49              6.87             5.82             6.29
               65               70               6.04              6.84              7.34             6.00             6.41

               70               65               6.04              6.84              7.34             6.00             6.81
               70               70               6.49              7.35              7.87             6.44             7.08
               70               75               6.77              7.84              8.51             6.68             7.25

               75               70               6.77              7.84              8.51             6.68             7.81
               75               75               7.45              8.60              9.33             7.27             8.25
               75               80               7.86              9.28             10.20             7.57             8.49

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                       HOME OFFICE: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 677-4636

                      CERTIFICATE OF GROUP ANNUITY COVERAGE

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.